Exhibit 99.1
Bloom Energy Appoints Daniel Berenbaum as Chief Financial Officer
Seasoned financial leader brings deep experience delivering operational efficiency and profitable growth
SAN JOSE, Calif., April 17, 2024 – Bloom Energy Inc. (NYSE: BE), a leading provider of clean energy solutions, announced today the appointment of Daniel Berenbaum as Chief Financial Officer, effective April 29. 2024. Berenbaum will succeed Greg Cameron who will remain with the company until mid-May 2024 to ensure a smooth transition.
“We’re thrilled to have Dan join our leadership team,” said KR Sridhar, Founder, Chairman and Chief Executive Officer. “He stood out among an exceptional group of finalists by showing a strong record of success across the board – on scaling and strategy, on financial discipline and cost reduction, on internal leadership, team building, and external communications, and on profitability. He’s intellectually curious and passionate about achieving our mission. He’s a great fit for Bloom.”
Berenbaum’s financial and operational career spans more than three decades. A Naval Academy graduate, he most recently served as Executive Vice President and Chief Financial Officer at National Instruments (NASDAQ: NATI). Prior to National Instruments, Berenbaum held executive finance positions in several other high-tech companies, including Vice President, Finance, Global Operations Controller for Micron Technology (NASDAQ: MU); Chief Financial Officer at Everspin Technologies (NASDAQ: MRAM); and APAC CFO at GlobalFoundries. Prior to these roles, he spent ten years on Wall Street as an analyst covering technology stocks. Earlier in his career, Berenbaum spent seven years in various technical and management roles at Applied Materials (NASDAQ: AMAT), and five years as a nuclear-power-trained surface line officer in the United States Navy.
“I am excited to join the market leader in onsite clean energy as it scales to transform the global energy marketplace,” said Berenbaum. “Bloom is well-positioned to drive sustainable growth in the coming years as we provide solutions to some of the world’s most pressing challenges.”
About Bloom Energy
Bloom Energy’s mission is to make clean, reliable energy affordable for everyone in the world. Bloom Energy’s product, the Bloom Energy Server, delivers highly reliable and resilient, always-on electric power that is clean, cost-effective, and ideal for microgrid applications. Bloom Energy’s customers include many Fortune 100 companies and leaders in manufacturing, data centers, healthcare, retail, higher education, utilities, and other industries. For more information, visit www.bloomenergy.com.
Forward-Looking Statements
This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intent,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited, to, expectations for achieving sustainable growth. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to, risks and uncertainties detailed in Bloom’s SEC filings. More information on potential risks and uncertainties that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC

Exhibit 99.1
on February 15, 2024, as well as subsequent reports filed with or furnished to the SEC. Bloom assumes no obligation to, and does not intend to, update any such forward-looking statements.

Bloom Media Contact:
Amanada Song
press@bloomenergy.com

Bloom Investor Contact:
Ed Vallejo
investor@bloomenergy.com